Exhibit 10.16

THE SECURITIES REPRESENTED THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION THEREOF OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

WARRANT TO PURCHASE STOCK

Corporation:	ALPHA INNOTECH CORP., a Delaware corporation
Number of Shares:
Class of Stock:	Common
Initial Exercise Price:	$0.80
Issue Date:	May 9, 2008
Expiration Date:	October 31, 2014

THIS WARRANT CERTIFIES THAT _______________ or registered assignee (“Holder”) is entitled to purchase the number of fully paid and nonassessable shares (the “Shares”) of Common Stock of ALPHA INNOTECH CORP. (the “Company”), in the number, at the price, and for the term specified above. If any amount is outstanding on December 31, 2008 under the Loan Agreement dated as of the Issue Date (the “Loan Agreement”), the number of shares that may be acquired under this Warrant shall automatically increase by a number that is 7.5% of such outstanding balance divided by the Exercise Price. If any amount is outstanding on April 30, 2009 under the Loan Agreement, the number of Shares that may be acquired under this Warrant shall automatically increase by a number that is 7.5% of such outstanding balance divided by the Exercise Price. If any amount is outstanding under the Loan Agreement after the occurrence of an Event of Default, the number of Shares that may be acquired under this Warrant shall increase by 50,000 on the day after the Maturity Date, and by 100,000 on each 30th day thereafter for so long as any amount remains outstanding under the Loan Agreement.

ARTICLE 1. EXERCISE

1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares computed using the following formula:

X =	Y (A - B)
A

Where	X = The number of shares of common stock to be issued to the Registered Holder.

Y = The number of shares of common stock purchasable under this Warrant (at the date of such calculation).

A = The fair market value of one share of common stock (at the date of such calculation).

B = The Exercise Price (as adjusted to the date of such calculation). The fair market value of the Shares shall be determined pursuant to Section 1.3.

1.3 Fair Market Value. If the Company’s common stock is traded regularly in a public market, the fair market value of the Shares shall be the closing price of the Shares reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Company’s common stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30 day period ending three days before the date of calculation. If the Company’s common stock is not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

2.1 Stock Dividends, Splits. If the Company declares or pays a dividend on its Common stock payable in Common stock, or other securities, subdivides the outstanding Common stock into a greater amount of Common stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred. If the Company makes any other distribution with respect to the Shares, then in each case the Company shall cause Holder upon exercise or conversion of this Warrant to receive a proportionate share of that distribution as though it were the holder of the Shares as of the record date fixed for the determination of stockholders of the Company entitled to receive that distribution.

2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Upon the closing of any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction, the successor entity shall assume the obligations of this Warrant, and this Warrant thereafter shall be exercisable for the same securities, cash and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

2.3 Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

2.4 Weighted Average Adjustment. If the Company issues additional common shares, other than Excluded Stock, as defined below (and excluding subdivisions, stock dividends, combinations, reclassifications and reorganizations which are covered in Sections 2.1, 2.2 and 2.3 above) after the date of the Warrant and the consideration per additional common share is less than the Warrant Price in effect immediately before such issue shall be reduced, concurrently with such Issue, to a price determined by multiplying the Warrant Price by a fraction:

(a) the numerator of which is the amount of Common Stock Outstanding immediately before such Issue plus the amount of common stock that the aggregate consideration received by the Company for the additional common shares would purchase at the Warrant Price in effect immediately before such Issue, and

(b) the denominator of which is the amount of Common Stock Outstanding immediately before such issue plus the number of such additional common shares.

Upon each adjustment of the Warrant Price, the number of Shares issuable upon exercise of the Warrant shall be increased to equal the quotient obtained by dividing (a) the product resulting from multiplying (i) the number of Shares issuable upon exercise of the Warrant and (ii) the Warrant Price, in each case as in effect immediately before such adjustment, by (b) the adjusted Warrant Price.

“Excluded Stock” means (a) securities issued, or deemed issued, to directors, officers, employees or consultants of the Company or a subsidiary of the Company in connection with their service as directors of the Company or a subsidiary of the Company, their employment by the Company or a subsidiary of the Company or their retention as consultants by the Company or a subsidiary of the Company under the Company stock option plans; (b) shares of common stock issuable upon exercise of warrants outstanding as of the date hereof; (c) shares of common stock issued, or deemed issued (as provided below), pursuant to a merger, consolidation or stock or asset acquisition approved by the Company’s Board of Directors; (d) shares issued, or deemed issued, at any time after May 9, 2009, to persons or entities with which the Company has business relationships, provided such issuances are for other than primary equity financing purposes and provided that, at the time of such issuance, the aggregate of such issuance and similar issuances in the preceding twelve-month period does not exceed 2% of the then Common Stock Outstanding of the Company (assuming full conversion and exercise of all convertible and exercisable securities); and (e) shares issued, or deemed issued, pursuant to any equipment leasing arrangement or debt financing from a bank or similar institution entered into at any time after May 9, 2009 and approved by the Board of Directors, provided such financing is primarily for non-equity purposes.

“Common Stock Outstanding” means the total number of shares of common stock outstanding plus the total number of shares of common stock issuable upon conversion or exercise of outstanding convertible securities (including this Warrant, all other warrants and any options) immediately prior to the issuance of the additional shares of common stock.

2.5 No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder’s rights under this Article against impairment.

2.6 Certificate as to Adjustments. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price. No fractional shares of common stock will be issued in connection with any adjustments or exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of common stock on the date of exercise, as determined in good faith by the Company’s Board of Directors.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to the Holder as follows:

(a) All Shares that may be issued upon the exercise of the purchase right represented by this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to effect any reclassification or recapitalization of Common stock; (c) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (d) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company’s securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 20 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) above; (2) in the case of the matters referred to in (c) and (c) above at least 20 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common stock will be entitled to exchange their Common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (d) above, the same notice as is given to the holders of such registration rights.

3.3 Registration Rights. The Shares shall be included under such investor rights agreement or registration rights agreement as the Company may enter into from time to time with substantially the same rights as accorded to other Shares thereunder.

3.4 Information Rights. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (b) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company’s quarterly, unaudited financial statements, provided Company need not provide such information for any period in which Company has filed Form 10Q or 10-K with the Securities and Exchange Commission.

3.5 No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

ARTICLE 4. MISCELLANEOUS.

4.1 Term. This Warrant is exercisable, in whole or in part, at any time and from time to time on or until the Expiration Date set forth above.

4.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION THEREOF OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

4.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

4.4 Transfer Procedure. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable), provided that no such notice shall be required for a transfer to an affiliate of Holder.

4.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

4.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

4.7 Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

4.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

4.9 Representations of Holder. In consideration of the receipt of this Warrant, Holder represents to the Company as follows:

(a) Holder is aware of the Company’s business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

(b) Holder is acquiring the Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof in violation of the Securities Act of 1933, as amended (the “Act”).

(c) Holder understands that the Warrant has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein. Holder further understands that the Warrant must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144, promulgated under the Act.

(d) Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

ALPHA INNOTECH CORP.

By:
Name:
Title:

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned hereby elects to purchase ______________ shares of the Common Stock of ALPHA INNOTECH CORP. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in the Warrant. This conversion is exercised with respect to ______________ of the Shares covered by the Warrant.

[Strike paragraph that does not apply.]

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

____________________

____________________

Or Registered Assignee

3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

or Registered Assignee

(Signature)

(Date)